UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 7, 2014
(Date of earliest event reported)

Legend Oil and Gas, Ltd.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)

1218 Third Avenue, Suite 505 Seattle, Washington (Address of Principal Executive Offices)	98101 (Zip Code)

(206) 910-2687
(Registrant’s telephone number, including area code)

______________________________________________
(Former Name, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                  Other Events

On January 7, 2014, New Western Energy Corporation (“New Western Energy”) issued a press release announcing that it has entered non-binding letter of intent (“LOI”) with Legend Oil and Gas, Ltd. (the “Company”) to acquire all of the issued and outstanding common shares of the Company. Under the terms of the LOI, New Western Energy proposes to exchange shares of Legend Oil valued at $0.09 per share for shares of New Western Energy based on the average of the closing bid prices of New Western’s common stock over the ten days prior to the closing date, but at a price that will be no less than $0.21 per share and no more than $0.27 per share, unless mutually agreed to by the parties.

Item 9.01             Financial Statements and Exhibits.

Exhibits. 99.1   Press Release of New Western Energy Corporation dated January 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2014

LEGEND OIL AND GAS LTD.

By:    /s/ James Vandeberg
James Vandeberg, Vice President